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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form S-4 of M&T Bank Corporation (File No. 33-40640) of our report dated January 10, 2001, except as to Note 22 which is as of February 9, 2001, relating to the financial statements, which appears on page 67 of M&T Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under Item 5 "Interests of Named Experts and Counsel."

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Buffalo, New York
June 21, 2001




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